Exhibit 99.1

athenahealth Appoints Tom Szkutak to its Board of Directors

Former Amazon.com CFO to Lend Experience and Leadership as athenahealth Grows, Scales, and Approaches New Business Opportunities

WATERTOWN, Mass. – June 15, 2016 – athenahealth, Inc. (NASDAQ: ATHN), a leading provider of network-enabled services and mobile applications for healthcare providers nationwide, today announced the appointment of Tom Szkutak, former Amazon.com chief financial officer, to its Board of Directors, effective June 14, 2016. Mr. Szkutak will serve on the Compensation Committee and Nominating and Corporate Governance Committees of the Board of Directors.  With this addition, the athenahealth Board of Directors now comprises eight members.

Mr. Szkutak served as senior vice president and chief financial officer at Amazon.com from October 2002 to June 2015. Prior to Amazon, Mr. Szkutak spent 20 years with General Electric (“GE”). He held a variety of positions at GE, including chief financial officer of GE Lighting from September 2001 to September 2002, finance director of GE Plastics Europe from March 1999 to September 2001, and executive vice president of finance at GE Asset Management (formerly known as GE Investments) from May 1997 to March 1999. Mr. Szkutak also spent several years living outside of the United States while at GE with assignments in Europe, Asia, and Australia and is a graduate of GE's Financial Management Program. Mr. Szkutak received his B.S. in business administration from Boston University, where he graduated magna cum laude.

"We are thrilled to have Tom Szkutak join our Board of Directors," said Jonathan Bush, CEO of athenahealth. “Between his roles in finance at GE and, more importantly, his thirteen years as a leader on Jeff Bezos’ executive team, where he helped shape the great American story that is Amazon, we are adding a highly strategic director to our Board who we believe will help us to further grow, expand our services, and redefine healthcare’s experience with an expectation of technology in healthcare.”

"I am excited by the opportunity to serve on athenahealth’s Board of Directors," said Tom Szkutak. "While healthcare differs from the retail world from which Amazon sprouted, I see many cultural, mission-oriented, and business parallels between the two companies. I hope to lend my experience working with Amazon through its high-growth period and category expansion to athenahealth as the company furthers its goal of becoming the healthcare Internet.”

Exhibit 99.1

About athenahealth, Inc.
athenahealth is a leading provider of network-enabled services for electronic health records (EHR), revenue cycle management and  medical billing, patient engagement,care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps. We connect care and drive meaningful, measurable results for more than 78,000 healthcare providers nationwide. For more information, please visit www.athenahealth.com.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
617-402-1329
Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
617-402-1631

Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding athenahealth’s future growth and expansion of services. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based health care information technology services; changes in the health care industry and their impact on the demand for our services; and our ability to effectively manage our growth. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.